 Exhibit 99.1
NEWS RELEASE

Date	From
November 6, 2017	Rich Sheffer
NEWS RELEASE	1.727.853.3079
Vice President Investor Relations, Risk Management and Treasurer
Welbilt, Inc.

WELBILT REPORTS SOLID THIRD QUARTER OPERATING RESULTS

Delivers margin and EPS growth over prior year; reaffirms sales, margin and EPS guidance

New Port Richey, FL. - November 6, 2017 - Welbilt, Inc. (NYSE:WBT), today announced financial results for its 2017 third quarter.

2017 Third Quarter Highlights

•	Net sales were $380.4 million, a decrease of 0.9 percent; Organic Net Sales decreased 0.9 percent

•	Diluted net earnings per share were $0.24, an increase of 33.3 percent; Adjusted Diluted Net Earnings Per Share were $0.23, an increase of 15.0 percent

•	Earnings from operations were $70.3 million, an increase of 16.0 percent; as a percent of net sales, earnings from operations were 18.5 percent, an increase of 270 basis points

•	Adjusted Operating EBITDA was $81.5 million, an increase of 6.8 percent; Adjusted Operating EBITDA margin was 21.4 percent, an increase of 150 basis points

Net sales in the third quarter were $380.4 million, a 0.9 percent decrease (-0.9 percent organic, -0.8 percent divestitures, +0.8 percent foreign currency translation) over last year's third quarter. Year-to-date, net sales were $1,079.5 million, a 0.1 percent increase (+1.7 percent organic, -0.9 percent divestitures, -0.7 percent foreign currency translation) compared to the same period of 2016.

Net earnings in the third quarter were $33.1 million and diluted net earnings per share were $0.24 compared to $24.9 million and $0.18 per share in the third quarter of 2016. Adjusted Net Earnings were $31.8 million and Adjusted Diluted Net Earnings Per Share were $0.23 in the third quarter versus $27.4 million and $0.20 per share, respectively, in the third quarter of 2016.

Year-to-date, net earnings were $68.2 million and diluted net earnings per share were $0.49 compared to $58.1 million and $0.42 per share, respectively, in the same period of 2016. Adjusted Net Earnings were $73.1 million and Adjusted Diluted Net Earnings Per Share were $0.52 in 2017 versus $64.3 million and $0.46 per share, respectively, in the same period of 2016.

Earnings from operations were $70.3 million in the third quarter compared to $60.6 million in last year’s third quarter, an increase of 16.0 percent. As a percentage of net sales, earnings from operations were 18.5 percent in the quarter versus 15.8 percent in last year’s third quarter. Adjusted Operating EBITDA was $81.5 million in the third quarter versus $76.3 million in last year’s third quarter, a 6.8 percent increase. As a percentage of net sales, third quarter Adjusted Operating EBITDA margin was 21.4 percent versus 19.9 percent last year, a 150 basis point improvement.

Year-to-date, earnings from operations were $159.3 million in 2017 compared to $144.1 million last year, an increase of 10.5 percent. As a percentage of net sales, earnings from operations were 14.8 percent in the year-to-date period versus 13.4 percent last year. Adjusted Operating EBITDA was $200.7 million in 2017 versus $190.2 million in 2016, a 5.5 percent increase. As a percentage of net sales, 2017 year-to-date Adjusted Operating EBITDA margin was 18.6 percent versus 17.6 percent last year, a 100 basis point improvement.

“We delivered another quarter of Adjusted Operating EBITDA margin growth despite the ongoing softness in our end markets, demonstrating our ability to improve our business in challenging market conditions,” said Hubertus Muehlhaeuser, Welbilt’s President and CEO. “This was our 9th consecutive quarter of year-over-year Adjusted Operating EBITDA margin improvement since the new management team took over in August 2015. We had solid execution of our Simplification and Right-Sizing initiatives, which provided $10.3 million of savings in the

November 6, 2017
Welbilt Reports 2017 Third Quarter Results

quarter. These savings, combined with improved net pricing and lower selling, general and administrative expense levels in the quarter, more than offset margin headwinds from lower volumes and material cost inflation.”

“Organic Net Sales growth remained strong in EMEA and APAC again this quarter but softened in the Americas. In the EMEA segment, we had another quarter of solid growth from Merrychef® eikon® e2s high-speed ovens, Garland® XPress® grills and beverage system sales. In the APAC segment, we benefited from an increase in KitchenCare® aftermarket parts sales. In the Americas segment, market conditions softened in the quarter resulting in lower volumes, which was partially offset by better net pricing.”

“We are reaffirming our 2017 full-year guidance for Organic Net Sales growth, Adjusted Operating EBITDA margin and Adjusted Diluted Net EPS today. We expect the strong conditions in EMEA and APAC to continue while the recent softness in the Americas is likely to persist through the balance of the year. We expect the continued execution of our Simplification and Right-Sizing initiatives to be the primary driver of the full year improvement to Adjusted Operating EBITDA margin. Our Organic Net Sales and Adjusted Operating EBITDA margin outlook continues to support our Adjusted Diluted Net EPS guidance of between $0.74 and $0.84 per share," concluded Muehlhaeuser.

Segment Discussion
Net sales in our Americas segment for the third quarter were $302.2 million, a 4.6 percent decrease compared to last year's third quarter. Third Party Net Sales were $271.7 million, a 4.6 percent decrease (-4.3 percent organic, -0.7 percent divestitures, +0.4 percent foreign currency translation) compared to the prior year quarter. The Organic Net Sales decrease was primarily driven by lower sales of hot-side and KitchenCare products. Year-to-date, Americas segment net sales were $875.8 million, a 0.7 percent decrease from $881.7 million last year. Third Party Net Sales were $781.3 million, a 1.4 percent decrease (-0.7 percent organic, -0.8 percent divestitures, +0.1 percent foreign currency translation). Third quarter adjusted operating EBITDA in the Americas segment was $66.3 million compared to $67.9 million in the third quarter of 2016. As a percentage of net sales, adjusted operating EBITDA margin was 21.9 percent in the third quarter versus 21.4 percent in the same period last year, an increase of 50 basis points. The increase in adjusted operating EBITDA margin was primarily driven by savings from our Simplification and Right-Sizing initiatives and lower selling, general and administrative expenses, which were partially offset by lower volumes and material cost inflation. Year-to-date, Americas segment adjusted operating EBITDA was $172.2 million compared to $176.0 million in 2016. As a percentage of net sales, adjusted operating EBITDA margin was 19.7 percent in 2017 versus 20.0 percent in the same period last year.

Net sales in our EMEA segment for the third quarter were $80.3 million, an 18.3 percent increase versus $67.9 million in last year's third quarter. Third Party Net Sales were $62.6 million, a 12.8 percent increase (+9.9 percent organic, +2.9 percent foreign currency translation). The Organic Net Sales increase was driven primarily by stronger cold-side product sales, higher sales of hot-side products and improved sales of KitchenCare products, partially offset by the impact of lost sales from 80/20 product line simplification. Year-to-date, net sales in our EMEA segment for 2017 were $224.2 million, a 5.4 percent increase. Third Party Net Sales were $178.6 million, a 3.3 percent increase (+7.7 percent organic, -4.4 percent foreign currency translation). Third quarter adjusted operating EBITDA in the EMEA segment was $17.4 million compared to $10.4 million in the third quarter of 2016. As a percentage of net sales, adjusted operating EBITDA margin was 21.7 percent in the third quarter versus 15.3 percent in the same period last year, an increase of 640 basis points. The adjusted operating EBITDA margin increase was primarily driven by improved net pricing, savings from our Simplification and Right-Sizing initiatives and higher leverage from increased volumes. Year-to-date, adjusted operating EBITDA in the EMEA segment was $45.0 million compared to $28.8 million in 2016. As a percentage of net sales, adjusted operating EBITDA margin was 20.1 percent in 2017 versus 13.5 percent in the same period last year.

Net sales in our APAC segment for the third quarter were $51.8 million, a 1.3 percent decrease from $52.5 million in last year's third quarter. Third Party Net Sales were $46.1 million, a 5.3 percent increase (+8.0 percent organic, -2.7 percent divestitures, immaterial impact from foreign currency translation). The Organic Net Sales increase was driven primarily from higher sales of KitchenCare products. Year-to-date, net sales in our APAC segment for 2017 were $138.4 million, a 2.9 percent increase from $134.5 million last year. Third Party Net Sales were $119.6 million, a 5.8 percent increase (+9.7 percent organic, -2.8 percent divestitures, -1.1 percent foreign currency translation). Third quarter adjusted operating EBITDA in the APAC segment was $7.6 million compared to $8.9 million in the third quarter of 2016. As a percentage of net sales, adjusted operating EBITDA margin was 14.7 percent for the third quarter of 2017 versus 17.0 percent for the same period in the prior year. The adjusted operating EBITDA margin decrease was primarily driven by net pricing, partially offset by savings from our Simplification and Right-Sizing initiatives. Year-to-date, adjusted operating EBITDA in the APAC segment was $19.3 million compared to $17.9 million in 2016. As a percentage of net sales, adjusted operating EBITDA margin was 13.9 percent in 2017 versus 13.3 percent for the same period in the prior year.

Liquidity Discussion
Net cash provided by operating activities in the third quarter was $65.1 million compared to $49.6 million in last year's third quarter. Free Cash Flow was $59.3 million in the quarter, an increase of 31.8 percent from $45.0 million in last year's third quarter. Accounts receivable, net other assets and other current and long-term liabilities, and inventories were all sources of cash in the third quarter of $18.0 million, $9.8 million and $5.3 million, respectively. Accounts payable was a use of cash in the third quarter of $12.8 million. During the quarter, total debt decreased by $38.0 million, with all of the reduction attributable to reducing the balance on our revolving credit facility. Our ending cash balance was $128.4 million, an increase of $25.6 million during the quarter. The majority of our cash is held by our international subsidiaries. Year-to-date, net cash provided by operating activities was $65.8 million compared to $51.8 million last year. Free Cash Flow was $51.7

November 6, 2017
Welbilt Reports 2017 Third Quarter Results

million, a 26.1 percent increase from $41.0 million last year. Stronger growth in our EMEA and APAC segments and softer conditions in the Americas segment has shifted the geography of where cash is being generated, reducing the cash available for U.S. debt reduction this year.

2017 Guidance
We are reaffirming our full-year 2017 guidance ranges for net sales growth, Adjusted Operating EBITDA margin and Adjusted Diluted Net EPS. We expect the recent softening of end market conditions in the Americas to persist for the balance of the year while EMEA and APAC continue to grow. We expect to continue benefiting from 2016's and 2017's new product introductions. We will remain focused on margin improvement through the continued execution of our Simplification and Right-Sizing initiatives.

•
Net sales growth: between -1.5 and +1.5 percent (organic 0 to +3 percent including a -1 percent impact from 80/20 product line simplification, divestitures -1 percent, foreign currency translation -0.5 percent);

•	Adjusted Operating EBITDA margin: between 18.5 and 20 percent;

•	Interest expense: near the low end of the range between $85 and $90 million;

•	Effective tax rate: now between 21 and 24 percent including discrete items realized year-to-date and based on current tax laws;

•	Adjusted Diluted Net EPS: between $0.74 and $0.84 per share, based on a forecast of 140.8 million fully diluted shares outstanding;

•	Amortization expense: between $30 and $33 million;

•	Depreciation expense: between $16 and $19 million;

•	Capital expenditures: between $23 and $28 million; and

•	Debt reduction: now between $45 and $65 million.

Conference Call and Webcast
Welbilt will host a live conference call to discuss its 2017 third quarter earnings on Monday, November 6 at 10:00 am ET. A live webcast, supplemental presentation slides and replay of the call can be accessed on the Investor Relations page at www.welbilt.com. The webcast replay will be available for 30 days from Monday, November 6 at 1:00 pm ET. The information on our website is not a part of this release.

About Welbilt, Inc.
Welbilt, Inc. provides the world’s top chefs, premier chain operators and growing independents with industry-leading equipment and solutions. Our innovative products and solutions are powered by our deep knowledge, operator insights, and culinary expertise. We offer fully-integrated kitchen systems and our products are backed by KitchenCare® aftermarket parts and service. Headquartered in the Tampa, Florida area, and operating 17 manufacturing facilities throughout the Americas, Europe and Asia, Welbilt sells through a global network of over 3,000 distributors and dealers in over 100 countries. The Company has approximately 5,500 employees and generated sales of $1.46 billion in 2016. Its portfolio of award-winning brands includes Cleveland™, Convotherm®, Delfield®, fitkitchenSM, Frymaster®, Garland®, Kolpak®, Lincoln™, Manitowoc® Ice, Merco®, Merrychef® and Multiplex®. For more information, visit www.welbilt.com.

Forward-looking Statements
Certain statements in this press release constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not historical facts are forward-looking statements and include, for example, the Company’s expectations regarding future results, the Company’s full-year financial outlook, descriptions of our operating and strategic plans and any assumptions on which those expectations, outlook or plans are based. Certain of these forward-looking statements can be identified by the use of words such as “anticipates,” "believes," "intends," "estimates," "targets," "expects," "could," "will," "may," "plans," "projects," "assumes," “should” or other similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, and our actual results could differ materially from future results expressed or implied in these forward-looking statements. The forward-looking statement included in this release are based on our current beliefs and expectations and speak only as of the date of this release. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, world economic factors and the ongoing economic and political uncertainty; realization of anticipated earnings enhancements, cost savings, strategic options and other synergies and the anticipated timing to realize those enhancements, savings, synergies, and options; availability of raw materials and changes in raw material prices, commodity prices and hedges in place; the ability to generate cash and manage working capital consistent with our stated goals; changes in the interest rate environment and currency fluctuations; the successful development and market acceptance of innovative new products; actions by competitors including competitive pricing; consumer and customer demand for products; laws and regulations, including changes in laws and regulations and their enforcement around the world; and those additional risks, uncertainties and factors described in more detail under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016, our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017, June 30, 2017 and September 30, 2017, and in our other filings with the Securities and Exchange Commission ("SEC"). We do not intend, and, except as required by law, we undertake no obligation, to update any of our forward-looking statements after the date of this release to reflect any future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

November 6, 2017
Welbilt Reports 2017 Third Quarter Results

For more information, contact:
Rich Sheffer
Vice President Investor Relations, Risk Management and Treasurer
Welbilt, Inc.
+1 (727) 853-3079
Richard.sheffer@welbilt.com

November 6, 2017
Welbilt Reports 2017 Third Quarter Results

WELBILT, INC.
Consolidated (Condensed) Financial Information
(Unaudited)

STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
Millions of dollars, except share and per share data	2017	2016	2017	2016
Net sales	$380.4	$384.0	$1,079.5	$1,077.9
Cost of sales	236.5	242.0	675.4	683.6
Gross profit	143.9	142.0	404.1	394.3
Selling, general and administrative expenses	66.5	69.9	215.5	217.1
Amortization expense	7.9	7.8	23.4	23.5
Separation expense	0.3	1.4	1.5	5.7
Restructuring expense	2.8	0.6	8.5	2.2
(Gain) loss from impairment or disposal of assets — net	(3.9)	1.7	(4.1)	1.7
Earnings from operations	70.3	60.6	159.3	144.1
Interest expense	21.7	25.0	65.9	60.5
Interest expense on notes with MTW — net	—	—	—	0.1
Loss on early extinguishment of debt	1.0	—	4.4	—
Other expense — net	2.6	3.6	7.0	9.6
Earnings before income taxes	45.0	32.0	82.0	73.9
Income taxes	11.9	7.1	13.8	15.8
Net earnings	$33.1	$24.9	$68.2	$58.1
Per share data
Earnings per common share — Basic	$0.24	$0.18	$0.49	$0.42
Earnings per common share — Diluted	$0.24	$0.18	$0.49	$0.42
Weighted average shares outstanding — Basic	139,162,556	138,277,039	138,978,203	137,618,628
Weighted average shares outstanding — Diluted	140,885,026	139,488,577	140,619,387	138,835,834

November 6, 2017
Welbilt Reports 2017 Third Quarter Results

WELBILT, INC.
Consolidated (Condensed) Financial Information

BALANCE SHEETS

	September 30,	December 31,
Millions of dollars, except share and per share data	2017	2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$128.4	$53.8
Restricted cash	0.2	6.4
Accounts receivable, less allowances of $3.9 and $5.3, respectively	86.4	81.7
Inventories — net	169.1	145.6
Prepaids and other current assets	21.5	13.9
Current assets held for sale	—	6.8
Total current assets	405.6	308.2
Property, plant and equipment — net	110.5	109.1
Goodwill	846.0	845.3
Other intangible assets — net	467.4	484.4
Other non-current assets	32.6	22.1
Total assets	$1,862.1	$1,769.1
Liabilities and equity
Current liabilities:
Accounts payable	$108.1	$108.4
Accrued expenses and other liabilities	162.9	174.5
Short-term borrowings	4.0	—
Current portion of long-term debt and capital leases	0.5	1.6
Product warranties	24.0	27.9
Current liabilities held for sale	—	0.7
Total current liabilities	299.5	313.1
Long-term debt and capital leases	1,292.6	1,278.7
Deferred income taxes	139.2	137.8
Pension and post-retirement health obligations	42.2	47.4
Other long-term liabilities	44.6	35.6
Total non-current liabilities	1,518.6	1,499.5
Commitments and contingencies
Total equity (deficit):
Common stock ($0.01 par value, 300,000,000 shares authorized, 139,312,299 shares and 138,601,327 shares issued and 139,272,988 shares and 138,562,016 shares outstanding, respectively)	1.4	1.4
Additional paid-in capital (deficit)	(66.8)	(72.0)
Retained earnings	138.7	70.5
Accumulated other comprehensive loss	(29.3)	(43.4)
Total equity (deficit)	44.0	(43.5)
Total liabilities and equity	$1,862.1	$1,769.1

November 6, 2017
Welbilt Reports 2017 Third Quarter Results

WELBILT, INC.
Consolidated (Condensed) Financial Information
(Unaudited)

STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
Millions of dollars	2017	2016
Cash flows from operating activities:
Net earnings	$68.2	$58.1
Adjustments to reconcile net earnings to cash provided by operating activities:
Depreciation	12.1	13.0
Amortization of intangible assets	23.4	23.5
Amortization of debt issuance costs	4.0	3.3
Loss on early extinguishment of debt	4.4	—
Deferred income taxes	(16.0)	(8.6)
Stock-based compensation expense	9.2	4.9
(Gain) loss from impairment or disposal of assets — net	(4.1)	1.7
Changes in operating assets and liabilities:
Accounts receivable — net	9.1	(17.6)
Inventories	(18.2)	(11.5)
Other assets	(1.8)	(7.3)
Accounts payable	(3.3)	(10.5)
Other current and long-term liabilities	(21.2)	2.8
Net cash provided by operating activities	65.8	51.8
Cash flows from investing activities:
Capital expenditures	(14.1)	(10.8)
Proceeds from sale of property, plant and equipment	12.3	—
Changes in restricted cash	6.3	(2.9)
Net cash provided by (used in) investing activities	4.5	(13.7)
Cash flows from financing activities:
Proceeds from long-term debt and capital leases	140.9	1,475.6
Repayments on long-term debt and capital leases	(134.8)	(94.6)
Debt issuance costs	(2.0)	(41.2)
Change in short term borrowings	4.0	—
Dividend paid to MTW	—	(1,362.0)
Net transactions with MTW	—	7.0
Exercises of stock options	3.2	15.1
Net cash provided by (used in) financing activities	11.3	(0.1)
Effect of exchange rate changes on cash	(7.0)	(0.4)
Net increase in cash and cash equivalents	74.6	37.6
Balance at beginning of period	53.8	32.0
Balance at end of period	$128.4	$69.6

November 6, 2017
Welbilt Reports 2017 Third Quarter Results

SEGMENT INFORMATION

	Three Months Ended September 30,		Nine Months Ended September 30,
Millions of dollars, except percentage data	2017	2016	2017	2016
Net sales:
Americas	$302.2	$316.9	$875.8	$881.7
EMEA	80.3	67.9	224.2	212.8
APAC	51.8	52.5	138.4	134.5
Elimination of intersegment sales	(53.9)	(53.3)	(158.9)	(151.1)
Total net sales	$380.4	$384.0	$1,079.5	$1,077.9

Segment Adjusted Operating EBITDA:
Americas	$66.3	$67.9	$172.2	$176.0
EMEA	17.4	10.4	45.0	28.8
APAC	7.6	8.9	19.3	17.9
Total Segment Adjusted Operating EBITDA	91.3	87.2	236.5	222.7
Corporate and unallocated	(9.8)	(10.9)	(35.8)	(32.5)
Amortization expense	(7.9)	(7.8)	(23.4)	(23.5)
Depreciation expense	(4.1)	(4.2)	(12.1)	(13.0)
Separation expense	(0.3)	(1.4)	(1.5)	(5.7)
Restructuring expense	(2.8)	(0.6)	(8.5)	(2.2)
Gain (loss) from impairment or disposal of assets — net	3.9	(1.7)	4.1	(1.7)
Earnings from operations	70.3	60.6	159.3	144.1
Interest expense	(21.7)	(25.0)	(65.9)	(60.5)
Interest expense on notes with MTW — net	—	—	—	(0.1)
Loss on early extinguishment of debt	(1.0)	—	(4.4)	—
Other expense — net	(2.6)	(3.6)	(7.0)	(9.6)
Earnings before income taxes	$45.0	$32.0	$82.0	$73.9

Adjusted Operating EBITDA % by segment (1) :
Americas	21.9%	21.4%	19.7%	20.0%
EMEA	21.7%	15.3%	20.1%	13.5%
APAC	14.7%	17.0%	13.9%	13.3%
(1) Adjusted Operating EBITDA % in the section above is calculated by dividing the dollar amount of Adjusted Operating EBITDA by net sales for each respective segment.

Net sales by geographic area (2):
United States	$248.9	$257.5	$710.3	$713.7
Other Americas	23.1	26.2	70.9	73.2
EMEA	62.6	56.7	179.2	177.5
APAC	45.8	43.6	119.1	113.5
Total net sales by geographic area	$380.4	$384.0	$1,079.5	$1,077.9
(2) Net sales in the section above are attributed to geographic regions based on location of customer.

November 6, 2017
Welbilt Reports 2017 Third Quarter Results

NON-GAAP FINANCIAL MEASURES

In this release, we use certain non-GAAP financial measures discussed below to evaluate our results of operations, financial condition and liquidity. We believe that the presentation of these non-GAAP financial measures, when viewed as a supplement to our results prepared in accordance with U.S. GAAP, provides useful information to investors in evaluating the ongoing performance of our operating businesses, provides greater transparency into our results of operations and is consistent with how management evaluates the Company’s operating performance and liquidity. In addition, these non-GAAP measures address questions the Company routinely receives from analysts and investors and, in order to assure that all investors have access to similar data the Company has determined that it is appropriate to make this data available to all investors. None of the non-GAAP measures presented should be considered as an alternative to net earnings, earnings from operations, net cash provided by operating activities, net sales or any other measures derived in accordance with U.S. GAAP. These non-GAAP measures have important limitations as analytical tools and should not be considered in isolation or as substitutes for financial measures presented in accordance with U.S. GAAP. Our use of these terms may vary from the use of similarly-titled measures by other companies due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. Reconciliations of non-GAAP measures related to our 2017 guidance are not provided in this press release because it would take unreasonable efforts to provide such reconciliations.

Free Cash Flow

In this release, the Company refers to Free Cash Flow, which represents net cash provided by operating activities less property, plant and equipment additions. The Company believes this non-GAAP financial measure is useful to investors in measuring the Company's ability to generate cash internally to fund initiatives such as debt repayment, acquisitions, dividends and share repurchases. Free Cash Flow reconciles to net cash provided by operating activities presented in accordance with U.S. GAAP as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2017	2016	2017	2016
Free Cash Flow:
Net cash provided by operating activities	$65.1	$49.6	$65.8	$51.8
Capital expenditures	(5.8)	(4.6)	(14.1)	(10.8)
Free Cash Flow	$59.3	$45.0	$51.7	$41.0

November 6, 2017
Welbilt Reports 2017 Third Quarter Results

Adjusted Operating EBITDA

In addition to analyzing its results on a U.S. GAAP basis, management also reviews its results on an "Adjusted Operating EBITDA" basis. Adjusted Operating EBITDA is defined as net earnings before interest, income taxes, other expense - net, depreciation and amortization plus certain items such as gain or loss from impairment or disposal of assets, restructuring, separation charges and loss on early extinguishment of debt. Management uses Adjusted Operating EBITDA as the basis on which it evaluates its financial performance and makes resource allocation and other operating decisions. Management considers it important that investors review the same operating information that it uses. Adjusted Operating EBITDA reconciles to net earnings presented in accordance with U.S. GAAP as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except percentage data)	2017	2016	2017	2016
Adjusted Operating EBITDA:
Net earnings	$33.1	$24.9	$68.2	$58.1
Income taxes	11.9	7.1	13.8	15.8
Other expense — net	2.6	3.6	7.0	9.6
Loss on early extinguishment of debt	1.0	—	4.4	—
Interest expense on notes with MTW — net	—	—	—	0.1
Interest expense	21.7	25.0	65.9	60.5
Earnings from operations	70.3	60.6	159.3	144.1
(Gain) loss from impairment or disposal of assets — net	(3.9)	1.7	(4.1)	1.7
Restructuring expense	2.8	0.6	8.5	2.2
Separation expense	0.3	1.4	1.5	5.7
Amortization expense	7.9	7.8	23.4	23.5
Depreciation expense	4.1	4.2	12.1	13.0
Total Adjusted Operating EBITDA	$81.5	$76.3	$200.7	$190.2

Adjusted Operating EBITDA margin (1)	21.4%	19.9%	18.6%	17.6%
(1) Adjusted Operating EBITDA margin in the section above is calculated by dividing the dollar amount of Adjusted Operating EBITDA by net sales.

November 6, 2017
Welbilt Reports 2017 Third Quarter Results

Adjusted Net Earnings and Adjusted Diluted Net Earnings Per Share

In this release, the Company refers to Adjusted Net Earnings and Adjusted Diluted Net Earnings Per Share. We define Adjusted Net Earnings as net earnings before the impact of certain items, including gain or loss from impairment or disposal of assets, restructuring, separation charges and loss on early extinguishment of debt, net of taxes. Adjusted Diluted Net Earnings Per Share represents Adjusted Net Earnings while giving effect to all potentially dilutive common shares that were outstanding during the respective period. We believe these measures are helpful to investors in assessing the Company's ongoing performance of its underlying businesses before the impact of certain items. Adjusted Net Earnings and Adjusted Diluted Net Earnings Per Share reconcile to net earnings and diluted net earnings per share, respectively, presented in accordance with U.S. GAAP as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except share data)	2017	2016	2017	2016
Adjusted Net Earnings:
Net earnings	$33.1	$24.9	$68.2	$58.1
(Gain) loss from impairment or disposal of assets — net	(3.9)	1.7	(4.1)	1.7
Restructuring expense	2.8	0.6	8.5	2.2
Separation expense	0.3	1.4	1.5	5.7
Loss on early extinguishment of debt	1.0	—	4.4	—
Tax effect of adjustments (1)	(1.5)	(1.2)	(5.4)	(3.4)
Total Adjusted Net Earnings	$31.8	$27.4	$73.1	$64.3

Adjusted Diluted Net Earnings Per Share(2):
Diluted net earnings per share	$0.24	$0.18	$0.49	$0.42
(Gain) loss from impairment or disposal of assets — net per share	(0.03)	0.01	(0.03)	0.01
Restructuring expense per share	0.02	0.01	0.06	0.02
Separation expense per share	—	0.01	0.01	0.04
Loss on early extinguishment of debt per share	0.01	—	0.03	—
Tax effect of adjustments per share (1)	(0.01)	(0.01)	(0.04)	(0.03)
Total Adjusted Diluted Net Earnings Per Share	$0.23	$0.20	$0.52	$0.46
(1) The tax effect of adjustments is determined using the effective tax rates for the countries comprising such adjustments.
(2) For the nine months ended September 30, 2016, Adjusted Diluted Net Earnings Per Share was retrospectively restated for the number of shares outstanding immediately following the Spin-Off.

November 6, 2017
Welbilt Reports 2017 Third Quarter Results

Third Party Net Sales and Organic Net Sales

In this release, the Company refers to Third Party Net Sales and Organic Net Sales. Third Party Net Sales reflect net sales for the segment excluding intersegment sales. Organic Net Sales reflect net sales before the impact of divestitures and foreign currency translation. The impact from foreign currency translation is calculated by translating current period balances at prior period rates. We believe these measures are helpful to investors in assessing the Company's ongoing performance of its underlying businesses. Third Party Net Sales and Organic Net Sales reconcile to net sales presented in accordance with U.S. GAAP as follows:

	Q3 2017 vs. Q3 2016
	Favorable/(Unfavorable)
	Americas	EMEA	APAC	Welbilt
Organic Net Sales	(4.3)%	9.9%	8.0%	(0.9)%
Impact from divestitures	(0.7)%	—%	(2.7)%	(0.8)%
Foreign currency translation	0.4%	2.9%	—%	0.8%
Third Party Net Sales	(4.6)%	12.8%	5.3%	(0.9)%

	September YTD 2017 vs. September YTD 2016
	Favorable/(Unfavorable)
	Americas	EMEA	APAC	Welbilt
Organic Net Sales	(0.7)%	7.7%	9.7%	1.7%
Impact from divestitures	(0.8)%	—%	(2.8)%	(0.9)%
Foreign currency translation	0.1%	(4.4)%	(1.1)%	(0.7)%
Third Party Net Sales	(1.4)%	3.3%	5.8%	0.1%

November 6, 2017
Welbilt Reports 2017 Third Quarter Results

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2017	2016	2017	2016
Consolidated:
Net sales (as reported)	$380.4	$384.0	$1,079.5	$1,077.9
Less: Latin America Kysor Panel Systems sales	—	(2.0)	—	(5.8)
Less: China field service sales	—	(1.1)	—	(2.9)
Foreign currency translation	(2.8)	—	8.3	—
Organic Net Sales	$377.6	$380.9	$1,087.8	$1,069.2

Americas:
Net sales	$302.2	$316.9	$875.8	$881.7
Less: Intersegment sales	(30.5)	(32.2)	(94.5)	(89.7)
Third Party Net Sales	271.7	284.7	781.3	792.0
Less: Latin America Kysor Panel Systems sales	—	(2.0)	—	(5.8)
Foreign currency translation	(1.2)	—	(0.5)	—
Organic Net Sales	$270.5	$282.7	$780.8	$786.2

EMEA:
Net sales	$80.3	$67.9	$224.2	$212.8
Less: Intersegment sales	(17.7)	(12.4)	(45.6)	(39.9)
Third Party Net Sales	62.6	55.5	178.6	172.9
Foreign currency translation	(1.6)	—	7.6	—
Organic Net Sales	$61.0	$55.5	$186.2	$172.9

APAC:
Net sales	$51.8	$52.5	$138.4	$134.5
Less: Intersegment sales	(5.7)	(8.7)	(18.8)	(21.5)
Third Party Net Sales	46.1	43.8	119.6	113.0
Less: China field service sales	—	(1.1)	—	(2.9)
Foreign currency translation	—	—	1.2	—
Organic Net Sales	$46.1	$42.7	$120.8	$110.1

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